ABRAMS INDUSTRIES, INC.


                             RESTATED BYLAWS


ARTICLE I  OFFICES  ..................................................  1

     Section 1. Registered Office  ...................................  1
     Section 2. Other Offices  .......................................  1

ARTICLE II  SHAREHOLDER MEETINGS .....................................  1

     Section 1.  Annual Meeting  .....................................  1
     Section 2.  Special Meetings  ...................................  1
     Section 3.  Notice of Meetings  .................................  2
     Section 4.  Organization  .......................................  3
     Section 5.  Quorum  .............................................  3
     Section 6.  Voting  .............................................  4
     Section 7.  List of Shareholders  ...............................  5
     Section 8.  Action Without a Meeting  ...........................  5
     Section 9.  Notice of Shareholder Business  .....................  5
     Section 10. Notice of Shareholder Nominees  .....................  6

ARTICLE III  DIRECTORS  ..............................................  7

     Section 1.  Powers  .............................................  7
     Section 2.  Number, Election, Term   ............................  7
     Section 3.  Vacancies   .........................................  8
     Section 4.  Meetings and Notice   ...............................  8
     Section 5.  Quorum  .............................................  8
     Section 6.  Telephone Conference Meeting   ......................  9
     Section 7.  Action Without a Meeting ............................  9
     Section 8.  Executive Committee  ................................  9
     Section 9.  Other Committees  ................................... 10
     Section 10. Removal of Directors  ............................... 10
     Section 11. Compensation of Directors  .......................... 10

ARTICLE IV  OFFICERS  ................................................ 10

     Section 1.  Number  ............................................. 10
     Section 2.  Compensation  ....................................... 10
     Section 3.  Term of Office  ..................................... 10
     Section 4.  Removal  ............................................ 11
     Section 5.  Vacancies  .......................................... 11
     Section 6.  Powers and Duties  .................................. 11
     Section 7.  Titles of Recognition  .............................. 12
     Section 8.  Securities of Corporation  .......................... 13
     Section 9.  Checks and Drafts  .................................. 13

ARTICLE V  SHARES .................................................... 13

     Section 1.  Form and Content of Certificate  .................... 13
     Section 2.  Lost Certificates  .................................. 13
     Section 3.  Transfers  .......................................... 13
     Section 4.  Record Date  ........................................ 14

ARTICLE VI  GENERAL PROVISIONS  ...................................... 15

     Section 1.  Distribution and Share Dividends  ................... 15
     Section 2.  Fiscal Year  ........................................ 15
     Section 3.  Seal  ............................................... 15
     Section 4.  Annual Statements ................................... 16
     Section 5.  List of Shareholders; Inspection of Records  ........ 16

ARTICLE VII  INDEMNIFICATION OF OFFICERS, DIRECTORS,
               EMPLOYEES AND AGENTS  ................................. 17

     Section 1.  Authority to Indemnity  ............................. 17
     Section 2.  Mandatory Indemnification   ......................... 17
     Section 3.  Determination and Authorization of Indemnification .. 18
     Section 4.  Advance for Expenses ................................ 18

ARTICLE VII  AMENDMENTS  ............................................. 19

                         RESTATED BYLAWS
                                OF
                     ABRAMS INDUSTRIES, INC.


                            ARTICLE I

                             OFFICES


          SECTION 1.     REGISTERED OFFICE.  The Corporation
shall maintain at all times a registered office in the State of Georgia and a registered agent at that office.

          SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Georgia as the business of the Corporation may require or make desirable.


                            ARTICLE II

                       SHAREHOLDER MEETINGS

          SECTION 1.     ANNUAL MEETING.

          1.1. DATE, TIME AND PURPOSE OF MEETING. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of Georgia, during the month of August on such date and at such time as the Board of Directors may by resolution provide. The Board of Directors may specify by resolution prior to any special meeting of shareholders held within the year that such meeting shall be in lieu of the annual meeting.

          1.2. FAILURE TO HOLD MEETING. The failure to hold an annual meeting at the time stated in or fixed in accordance with these bylaws shall not affect the validity of any corporate action.

          SECTION 2.     SPECIAL MEETINGS.

          2.1. CALL OF SPECIAL MEETINGS. (a) The Board of Directors, acting by majority vote, the Chairman of the Board, or the President may call a special meeting at any time. Special meetings of shareholders shall be called by the Chairman of the Board or the President upon the demand in writing of shareholders owning at least forty percent (40%) of the issued and outstanding capital shares of the Corporation entitled to vote thereat, provided such request states the purposes for which the meeting is to be called.

               (b)  Promptly after the receipt of written
shareholder demands (the "Demand Date") to hold a special meeting purporting to comply with the provisions of the Georgia Business Corporation Code, as amended from time to time (the "Code"), and these bylaws, the Corporation shall engage independent inspectors for the purpose of determining the validity of the demand(s) and any revocations thereof. Within 15 days of the Demand Date, such independent inspectors shall deliver to the Corporation a written report stating whether the demand comports with the requirements of the Code and these bylaws. If such written report states that the demand is adequate, or if no report is delivered by the independent inspectors within 15 days from the Demand Date, the Chairman of the Board or the President of the Corporation shall call a special shareholders meeting by mailing notice within 15 days after receipt of the report by said independent inspectors or after the expiration of the reporting period.

          2.2. BUSINESS CONDUCTED. Except as otherwise provided in these bylaws, only business described within the purpose or purposes described in the notice of the meeting may be conducted at a special meeting.

          2.3. PLACE OF MEETINGS. Special meetings shall be held at the principal office of the Corporation in the State of Georgia, or at such other place, either within or without the State of Georgia, as it is specified in the notice of the meeting.


          SECTION 3.     NOTICE OF MEETINGS.

          3.1. NOTICE REQUIREMENTS. Unless otherwise provided by law, whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose of purposes for which the meeting is called, shall be given to each shareholder entitled to vote at such meeting not less than ten (10) days nor more than sixty (60) days before the date of the meeting. No notice need be given of the place, date and hour of the reconvening of any adjourned meeting if the time and place to which the meeting is adjourned are announced at the adjourned meeting. If, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

          3.2. NOTICE BY MAIL. Notice may be given in any manner permitted by law. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the shareholder at such shareholder's address as it appears on the records of the Corporation.

          3.3.      WAIVER BY ATTENDANCE.  A shareholder's
attendance, in person or by proxy, at a meeting of shareholders shall constitute:

          (1) a waiver of notice of the meeting and of all objections to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

          (2) a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

          3.4. OTHER WAIVERS OF NOTICE. Notice of a meeting of shareholders need not be given to any shareholder who signs a waiver of notice, in person or by proxy, either before or after the meeting. Neither the business transacted nor the purpose of the meeting need be specified in the waiver, except that any waiver of the notice of a meeting at which the shareholders consider an amendment of the Articles of Incorporation, a plan of merger or share exchange, or a sale or other disposition of assets, or any other action that would entitle the shareholder to dissent and obtain payment for his shares shall not be effective unless:

          (1) prior to the execution of the waiver, the shareholder has been furnished the same material that would have been required to be sent to the shareholder in a notice of the meeting, including notice of any applicable dissenters' rights; or

          (2) the waiver expressly waives the right to receive the material required to be furnished.

          SECTION 4. ORGANIZATION. Meetings of shareholders shall be presided over by the Chairman of the Board, if any, or in his absence by the President, or in his absence by the Executive Vice President, or in the absence of the foregoing persons by a Chairman to be chosen by a majority of the shareholders entitled to vote who are present in person or by proxy at the meeting. The Secretary, or in his absence, an Assistant Secretary, shall act as secretary of the meeting, or in the absence of the foregoing persons, the chairman of the meeting may appoint any person present to act as secretary of the meeting.

          SECTION 5.     QUORUM.

          5.1. REQUIRED NUMBER. A quorum for the transaction of business at any annual or special meeting of shareholders shall exist when the holders of a majority of the outstanding shares entitled to vote are represented either in person or by proxy at such meeting. Absent special circumstances, shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of

directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

          5.2. WHEN SHARES PRESENT. When a quorum is once present to organize a meeting, the shareholders present may continue to do business at the meeting or at any adjournment thereof notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

          5.3. ADJOURNMENT. If a quorum is not present at any meeting of the shareholders, a majority of the shares present and entitled to vote thereat may adjourn the meeting, until a quorum shall be present. At such adjourned meeting at which quorum shall be present, any business may be transacted that might have been transacted at the original meeting.

          SECTION 6.  VOTING.

          6.1. NUMBER OF VOTES PER SHARE. Unless the Articles of Incorporation or applicable law provide otherwise, each outstanding share, regardless of class, shall be entitled to one vote on each matter voted on at a meeting of shareholders.

          6.2. VOTES REQUIRED. If a quorum is present, in all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless a greater vote is required by law, by the Articles of Incorporation or by these bylaws.

          6.3. ELECTION OF DIRECTORS. Directors shall be elected by the affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors in a meeting where a quorum is present. Shareholders do not have the right to cumulate their votes for directors.

          6.4. PROXIES. A shareholder may vote either in person or by a proxy which such shareholder has duly executed in writing. No proxy shall be valid eleven (11) months from the date of its execution unless a longer period is expressly provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

          SECTION 7.     LIST OF SHAREHOLDERS.

          7.1. MAINTENANCE OF LIST. The Corporation shall keep or cause to be kept, a complete list of its shareholders, arranged in alphabetical order, showing the address of each shareholder and the number, class and series, if any, of shares held by each. After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all shareholders entitled to notice of the meeting. The list shall show the address of and number of shares held by each shareholder, and shall comply in all other respects with applicable law.

          7.2. INSPECTION BY SHAREHOLDERS. The list of shareholders shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

          SECTION 8.     ACTION WITHOUT MEETING.

          8.1. GENERALLY. Unless otherwise provided in the Articles of Incorporation, any action required to be, or which may be, taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote if the action is taken by all shareholders entitled to vote on the action or, if so provided in the Articles of Incorporation, by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent shall have the same force and effect as an affirmative vote of the shareholders and shall be filed with the minutes of the proceeding of the shareholders.

          8.2. REQUIREMENTS FOR CONSENT. A written consent is valid only if:

          (1) the consenting shareholder was furnished the same material that would have been required to be sent to shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action, including notice of any applicable dissenters' rights; or

          (2) it contains an express waiver of the right to receive the material otherwise required to be furnished.

          SECTION 9. NOTICE OF SHAREHOLDER BUSINESS. At any meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before a meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's

notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less that 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business,
(c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Nothing in this
Section 9 shall be construed to limit the applicability and requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended, or any other applicable laws or regulations, the requirements of which, if any, would have to be met for a matter to be properly brought before the meeting.
Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in this Section 9. The Chairman of the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section 9, and if he should so determine, he shall so declare to the meeting any such business not properly brought before the meeting shall not be transacted.

          SECTION 10. NOTICE OF SHAREHOLDER NOMINEES. Only persons who are nominated in accordance with the procedures set forth in this Section 10 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Directors or by a shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 10. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be so received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director,
(i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be

disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, a copy of such person's written consent to being named in any applicable proxy statement as a nominee and to serving as a Director if elected); and (b) as to the shareholder giving the notice, (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by each shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation, other than nomination made by or at the direction of the Board of Directors, unless nominated in accordance with the procedures set forth in this Section 10. The Chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedure prescribed by this
Section 10, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Nothing in this Section 10 shall be construed to affect the requirements for proxy statements of the Corporation under Regulation 14A of the Securities Exchange Act of 1934.


                           ARTICLE III

                            DIRECTORS

          SECTION 1. POWERS. Except as otherwise provided by any legal agreement among shareholders, the property, affairs and business of the Corporation shall be managed and directed by the Board of Directors, which may exercise all powers of the Corporation and do all lawful acts and things which are not by law, by any legal agreement among shareholders, by the Articles of Incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

          SECTION 2.  NUMBER, ELECTION AND TERM.

          2.1. NUMBER OF DIRECTORS. The number of directors which shall constitute the whole of Directors shall be ten (10). The number of directors may be increased or decreased from time to time by amendment of these bylaws or by election by the shareholders of a different number of directors when electing the entire Board of Directors.

          2.2. QUALIFICATIONS. Directors shall be natural persons who are 18 years of age or older, but need not be residents of the State of Georgia nor shareholders of the Corporation.


          2.3. TERM OF OFFICE. The terms of the directors shall expire at the annual meeting of shareholders following their election, or at their earlier resignation, removal from office or death. A decrease in the number of directors by amendment of these bylaws shall not shorten an incumbent director's term. A director whose term has expired shall remain in office until his successor is elected and qualified or until there is a decrease in the number of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A director elected by the Board of Directors to fill a vacancy created by reason of an increase in the number of directors shall serve until the next election of directors by the shareholders and until the election and qualification of his successor.

          SECTION 3. VACANCIES. Except as otherwise provided in the Articles of Incorporation, these bylaws, or applicable law, a vacancy on the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders, the Board of Directors, or the affirmative vote of a majority of all the directors remaining in office, if the directors remaining in office constitute fewer than a quorum of the Board of Directors.

          SECTION 4.  MEETINGS AND NOTICE.

          4.1. PLACE OF MEETINGS. The Board of Directors may hold regular or special meetings either within or without the State of Georgia.

          4.2. NOTICE OF MEETINGS. Regular meetings of the Board of Directors may be held without notice at such date, time and place as are determined from time to time by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, the President or any two directors, on at least 24 hours oral, telegraphic, or written notice of the date, time and place of the meeting. Notice of a meeting need not state the purpose of the meeting.

          4.3. WAIVER OF NOTICE. Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting unless the director at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

          SECTION 5. QUORUM. Except as otherwise provided by law, the Articles of Incorporation, or these bylaws, a majority of directors shall constitute a quorum for the transaction of business. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors. If a quorum is not present, or ceases to be present, at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.


          SECTION 6. TELEPHONE CONFERENCE MEETING. Directors may participate in a meeting of the of Directors by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other. Participation in the meeting shall constitute presence in person.

          SECTION 7. ACTION WITHOUT MEETING. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken and signed by each director. Action by consent has the effect of a meeting vote and may be described as such in any document.

          SECTION 8.  EXECUTIVE COMMITTEE.

          8.1. CREATION. The Board of Directors from time to time may create an Executive Committee to consist of at least three directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of the committee, who may replace any absent or disqualified member at any meeting of the committee.

          8.2. AUTHORITY. To the extent specified by the Board of Directors, the Articles of Incorporation or these bylaws, an Executive Committee may exercise the authority of the Board of Directors, except that, unless otherwise permitted by law, an Executive Committee may not:

          (1) approve or propose to shareholders action that is required by Georgia law to be approved by shareholders;

          (2) fill vacancies on the Board of Directors or on any of its committees;

          (3)  amend articles of incorporation pursuant to
               Section 14-2-1002 of the Georgia Business
               Corporation Code;

          (4)  adopt, amend or repeal bylaws; or

          (5) approve a plan of merger not requiring shareholder approval.

          8.3. MEETINGS, NOTICE, QUORUM AND VOTING. Sections 4 through 7 of this Article II shall also apply to Executive Committees and their members, unless otherwise provided by the Articles of Incorporation, these bylaws or applicable law.


          SECTION 9. OTHER COMMITTEES. The Board of Directors may from time to time create one or more other committees, in addition to the Executive Committee, each consisting of two or more of the directors of the Corporation. Any such committee shall have the powers and responsibilities provided in the resolution of appointment, subject to the limitations on authority specified in Section 8 above.

          SECTION 10.  REMOVAL OF DIRECTORS.

          10.1. REMOVAL RIGHT. The shareholders may remove any director, with or without cause, by a majority of the votes entitled to be cast for the election of directors.

          10.2. MEETING REQUIRED. A director may be removed only at a meeting called for the purpose of removing him and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

          10.3. REPLACEMENT. A vacancy resulting from the removal of a director by the shareholders may be filled by the shareholders at the same meeting at which the director was removed or at any subsequent meeting of the shareholders, or, if the shareholders do not fill the vacancy within 60 days after the removal, by majority vote of the remaining directors.

          SECTION 11. COMPENSATION OF DIRECTORS. Directors shall be entitled to such reasonable compensation for their services as directors or as members of any committee of the Board of Directors as shall be fixed from time to time by resolution adopted by the Board of Directors, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending any meeting of the Board of Directors or any such committee.


                            ARTICLE IV

                             OFFICERS

          SECTION 1. NUMBER. The principal officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, a Secretary and a Chief Financial Officer. The Board of Directors may also elect one or more Vice Presidents to serve as principal officers of the Corporation. Any number of offices may be held by the same person.

          SECTION 2. COMPENSATION. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors or by a committee or officer acting with the authority of the Board of Directors.

          SECTION 3. TERM OF OFFICE. Unless otherwise provided by the Board of Directors, the principal officers shall be chosen annually by the Board of Directors at the first meeting of the Board of Directors following the annual meeting of shareholders, or as soon thereafter as is conveniently possible. Other officers may be chosen from time to time. Each officer shall serve until his successor shall have been chosen and qualified, or until his death, resignation or removal, and any failure to choose officers annually shall not affect the validity of any action taken by or the authority of an officer previously chosen and qualified who has not resigned or been removed by the Board of Directors.

          SECTION 4. REMOVAL. Any officer may be removed from office at any time, with or without cause, by the Board of Directors whenever in its judgment the best interest of the Corporation will be served thereby.

          SECTION 5.  VACANCIES.  Any vacancy in an office
resulting from any cause may be filled by the Board of Directors.

          SECTION 6. POWERS AND DUTIES. Except as hereinafter provided and subject to the control of the Board of Directors, the officers shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors.

          (1) CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the Chief Executive Officer of the Corporation, shall preside at all meetings of the shareholders and the Board of Directors, shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect and shall have such powers and duties that generally pertain to the office of Chief Executive Officer. He may execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

          (2) PRESIDENT. The President shall perform such duties and has such powers as the Board of Directors may from time to time prescribe. If the Chairman of the Board is absent, or if he refuses or is unable to act, the President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board.

          (3) SECRETARY. The Secretary shall attend all meetings of the Board of Directors and of the shareholders, shall have responsibility for the preparation of minutes of all meetings of the Board of Directors and of the shareholders, and shall keep, or cause to be kept, as permanent records of the Corporation, in a book or books for that purpose, all minutes of such meetings, all executed consents evidencing corporate actions taken without a meeting, records of all actions taken by a

committee of the Board of Directors in place of the Board, and waivers of notice of all meetings of the Board of Directors and its committees. He shall have responsibility for authenticating records of the Corporation. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chairman of the Board, under whose supervision he shall be. He shall have charge of the corporate seal of the Corporation and shall be authorized to use the seal of the Corporation on all documents that are authorized to be executed on behalf of the Corporation under its seal.

          (4) CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have the legal custody of the corporate funds and securities and shall keep or cause to be kept full and accurate accounts of receipts and disbursements and other appropriate accounting records in books belonging to the Corporation and shall deposit all funds and other valuable items in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall render to the Chairman of the Board and the Board of Directors, at its regular meetings, or when the Chairman of the Board or the Board of Directors so requires, an account of all his transactions as Chief Financial Officer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond in such sum, or such conditions, and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office.

          (5) VICE PRESIDENT. In the event that the Board of Directors elects a Vice President as an executive officer of the Corporation, such elected any Vice President may, if the President is absent, or if he refuses or is unable to act, perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. A Vice President shall also perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

          SECTION 7. TITLES OF RECOGNITION. The Board of Directors may, from time to time, give employees of the Corporation who are not intended to be actual officers thereof one or more of the titles of Senior Vice President, Vice President, Assistant Vice President, Assistant Secretary, Assistant Chief Financial Officer or other title, solely for the purpose of recognizing such employees for their performance in their respective jobs for public, civic and customer relations and distinguishing them from other employees who do not hold such titles. Employees holding such titles shall hold the positions signified thereby in name only, shall not be considered actual officers of the Corporation and shall have no powers or duties which are incident or pertain to any offices of the Corporation, with the exception that any employee who holds the title of Assistant Secretary may, in the absence of the Secretary of the Corporation, perform the purely administrative task of attesting the signature of any officer of the Corporation and affixing the Corporation's seal to any instrument executed on behalf of the Corporation or signing stock certificates in the Secretary's absence or in the event of the Secretary's inability or refusal to sign same.

          SECTION 8. SECURITIES OF CORPORATION. Any security issued by any other corporation or entity and owned or controlled by the Corporation may be voted, and all rights and powers incident to the ownership of such securities, including without limitation execution of any consent of shareholders or other consents in respect thereof, may be exercised on behalf of the Corporation by the Chairman of the Board, who may in his discretion delegate any of the foregoing powers, by executing proxies or otherwise. The Board of Directors may from time to time confer similar powers on any other officer of the Corporation.

          SECTION 9. CHECKS AND DRAFTS. All checks, drafts and similar items drawn on the Corporation's bank account shall be signed by such officer or officers, or agent or agents, as the Board of Directors determines from time to time.

                            ARTICLE V

                              SHARES

          SECTION 1.  FORM AND CONTENT OF CERTIFICATE.

          1.1. FORM. Every holder of fully-paid shares in the Corporation shall be entitled to have a certificate in such form as the Board of Directors may from time to time prescribe in accordance with applicable law.

          1.2. REQUIRED SIGNATURES. Except as otherwise provided by the Board of Directors from time to time, each share certificate shall be signed by any two officers of the Corporation, who may, but shall not be required to, seal the certificate with the seal of the Corporation or a facsimile thereof.

          SECTION 2. LOST CERTIFICATES. The Board of Directors may direct that a new share certificate be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum and on such conditions as it may direct as indemnity against any claim that may be made against the Corporation with respect to the cer-tificate alleged to have been lost, stolen or destroyed, and/or satisfy any other reasonable requirements imposed by the Board of Directors.

          SECTION 3. TRANSFERS. (1) Transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his duly authorized attorney, or with a transfer agent or registrar appointed as provided in Section 5 of this Article V, and on surrender of the

certificate or certificates for such shares properly endorsed and the payment of all taxes thereon.

          (2) The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and for all other purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

          (3) Shares of the Corporation may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by separate written power of attorney to sell, assign and transfer the same, signed by the record holder thereof, or by his duly authorized attorney-in-fact, and accompanied by such evidence that all such signatures are genuine as the Corporation may, at its option, request, but no transfer shall affect the right of the Corporation to pay any dividend upon the stock to the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer is made upon the books of the Corporation as herein provided.

          (4) The Board of Directors may, from time to time, make such additional rules and regulations as it deems expedient, not inconsistent with these bylaws or the Articles of Incorporation, concerning the issue, transfer and registration of certificates for shares of the Corporation, and nothing contained herein shall limit or waive any right of the Corporation with respect to such matters under applicable law or any subscription or other agreement.

          SECTION 4.  RECORD DATE.

          4.1. FIXING OF RECORD DATE. For the purpose of determining the shareholders entitled to notice of a meeting of shareholders, to demand a special meeting, to vote to take any other action, to receive payment of any dividend or other distribution or allotment of any rights, to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 70 days before any meeting or action requiring a determination of shareholders.

          4.2. NO RECORD DATE FIXED. If no record date is fixed by the Board of Directors for the determination of shareholders entitled to notice of and to vote at any meeting of shareholders, the record date shall be at the close of business on the day before the day on which the first notice thereof is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. If no record date is fixed by the Board of Directors for determining shareholders entitled to express consent to corporate action in writing without a meeting when no prior action by the Board of Directors is required by law, the record date shall be the first date on which a signed written consent to such action shall have been delivered to the

Corporation in any manner permitted by law on behalf of all shareholders. If no record date is fixed for other purposes, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution or otherwise takes formal action relating thereto.

          4.3. ADJOURNMENT OF MEETING. A determination of the shareholders entitled to notice of or to vote at a meeting of shareholders shall be effective for any adjournment of the meeting unless the Board of Directors fixes a new record date. The Board of Directors must fix a new record date if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

          SECTION 5.  TRANSFER AGENT AND REGISTRAR.  The Board of
Directors may appoint such transfer agents and/or registrars as it shall determine, and may require all stock certificates to bear the signature or signatures of any of them.


                            ARTICLE VI

                        GENERAL PROVISIONS

          SECTION 1. DISTRIBUTIONS AND SHARE DIVIDENDS. Distributions upon the shares of the Corporation, subject to the provisions, if any, of the Articles of Incorporation, or any lawful agreement among shareholders, may be declared by the Board of Directors at any regular or special meetings, pursuant to law. Distributions may be paid in cash or in property, subject to the provisions of the Articles of Incorporation. Before payment of any distribution, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve or reserves to meet contingencies, or for equalizing distributions, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors deem conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

          Section 2.  Fiscal Year.  The fiscal year of this
Corporation shall be from May 1st to April 30th of each year.

          Section 3. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal" and "Georgia." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. If it is inconvenient to use such a seal at any time, the signature or name of the Corporation followed by or used in conjunction with the word "Seal" or the words "Corporate Seal" or words of similar import shall be deemed the seal of the Corporation.


          Section 4.  Annual Statements.

          4.1. Required statements. Not later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the Corporation shall prepare the following financial statements:

          (1) a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of such fiscal year; and

          (2) an income statement showing the results of operations during such fiscal year.

          4.2. Principles used; other information. If financial statements are prepared by the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared, and must disclose that they are so prepared, on that basis. If otherwise prepared, they must so disclose and must be prepared on the same basis as other reports or statements prepared by the Corporation for the use of others. If the statements are reported upon by a public accountant, his report must accompany them. If not, the statements shall be accompanied by a statement of the person responsible for the Corporation's accounting records:

          (1) stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

          (2) describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

          4.3. Requests for financial statements. Upon written request, the Corporation promptly shall mail to any shareholder of record a copy of the most recent annual balance sheet and income statement. If prepared for other purposes, the Corporation shall also furnish upon written request a statement of changes in shareholders' equity for the most recent fiscal year.

          Section 5. List of Shareholders; Inspection of Records. (a) The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving their names and addresses and the number, class and series, if any, of the shares held by each.

          (b) Shareholders are entitled to inspect the corporate records as and to the extent provided by the Code; provided, however, that only shareholders owning more than two percent (2%) of the outstanding shares of any class of capital stock shall be entitled to inspect (1) the minutes from any board, board committee or shareholders meeting (including any records of action taken thereby without a meeting), (2) the accounting records of the Corporation or (3) any record of the shareholders of the Corporation.

                           ARTICLE VII

   INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

          Section 1. Authority to Indemnify. Every person who is or was an officer, director, employee or agent of the Corporation may in accordance with Section 3 of this Article VII be indemnified for any liability and expense that may be incurred by him in connection with or resulting from any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, or, in connection with any appeal relating thereto, in which he may have become involved, as a party, prospective party or otherwise, by reason of his being an officer, director, employee or agent of the Corporation, if he conducted himself in good faith and reasonably believed in the case of conduct in his official capacity, that such conduct was in the best interest of the Corporation, and in all other cases, that such conduct was at least not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. As used in this
Article VII, the terms "expense," "liability," "official capacity," "party" and "proceeding" have the meanings provided by
Section 14-2-850 of the Georgia Business Corporation Code.

          Notwithstanding the foregoing, the Corporation shall not indemnify an officer, director, employee or agent:

          (1) in connection with a proceeding by or in the right of the Corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the officer, director, employee or agent has not met the standards of conduct as described in this Section 1 above, or

          (2) in connection with any other proceeding for which he was adjudged liable on the basis that a personal benefit was improperly received by him, whether or not involving action in his official capacity.

          Section 2. Mandatory Indemnification. Every officer, director, employee or agent who has been wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party, or in defense of any claim, issue or matter therein, because he is or was an officer, director, employee or agent of the Corporation, must be indemnified by the Corporation against reasonable expenses incurred by him in connection therewith.

          Section 3. Determination and Authorization of Indemnification. Except as provided in Section 2 of this Article VII, any indemnification under Section 1 of this Article VII shall not be made unless a determination has been made for each proceeding that indemnification is permissible under the circumstances because the officer, director, employee or agent has met the standard of conduct set forth in Section 1 of this
Article VII. Such determination that indemnification is permissible shall be made:

          (a) if there are two or more disinterested directors, by the Board of Directors by a majority vote of all disinterested directors (a majority of whom for such purpose constitute a quorum), or, by a majority of the members of a committee of two or more disinterested directors appointed by such vote;

          (b) by special legal counsel selected (i) by the Board of Directors or its committee in the manner prescribed in Subsection (a) of this Section above if there are two or more disinterested directors, or (ii) by the Board of Directors (in which selection directors who are parties to the proceeding may participate) if there are fewer than two disinterested directors; or

          (c) by the shareholders, but shares owned by or voted under the control of directors who are parties to the proceeding may not be voted on the determination.

          Authorization of indemnification or an obligation to indemnify, and evaluation of reasonableness of expenses, must be made in the same manner as the determination that indemnification is permissible, except that if there are less than two disinterested directors, or if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and evaluation of reasonableness of expenses must be made by the Board (in which processes directors who are not disinterested directors may participate).

          Section 4. Advance for Expenses. Expenses incurred with respect to any claim, action, suit or proceeding of the character described in Section 1 of this Article VII may be advanced by the Corporation prior to the time of the disposition thereof upon the receipt of written affirmation from the officer, director, employee or agent of his good faith belief that he has met the standard of conduct set forth in Section 1 of this
Article VII or that the proceeding involves conduct for which liability has been eliminated in the Articles of Incorporation in accordance with applicable law, and the officer, director, employee or agent furnishes the Corporation a written undertaking to repay any funds advanced if it is ultimately determined that the director is not entitled to indemnification under Section 1 of this Article VII. The determination that an advance for expenses is permissible shall be made:

          (1) if there are two or more disinterested directors, then by the Board by a majority vote of all disinterested directors (a majority of whom for such purpose shall constitute quorum);

          (2) if there are fewer than two disinterested directors, then by the Board (in which selection directors who are not disinterested directors may participate); or

          (3) by the shareholders, but shares owned or voted under the control of a disinterested director may not be voted on the authorization.


                           ARTICLE VIII

                            AMENDMENTS

          Except as provided below, the Board of Directors or shareholders may amend or repeal the Corporation's bylaws or adopt new bylaws. The Board of Directors may amend or repeal the Corporation's bylaws or adopt new bylaws unless the shareholders in amending or repealing a particular bylaw provision provide expressly that the Board of Directors may not amend or repeal that provision. A bylaw provision limiting the authority of the Board of Directors or establishing staggered terms for directors may be adopted, amended or repealed only by the shareholders. A bylaw provision which sets a supermajority quorum or voting requirement for the shareholders may be adopted only by the shareholders and may not be adopted, amended or repealed by the Board of Directors, except as provided in Georgia Business Corporation Code Section 14-2-1113 or Section 14-2-1133.




                             -19-